UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

MSC INDUSTRIAL DIRECT CO., INC.
(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road Melville, NY		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (516) 812-2000

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On January 23, 2004, MSC Industrial Direct Co., Inc., (the “Company”) issued a press release to announce the pricing of a public offering by certain selling shareholders of 6.0 million shares of Class A common stock at a public offering price of $27.80 per share.  The selling shareholders also granted the underwriters a 30-day option to purchase, at the public offering price, less the underwriting discount, up to an additional 900,000 shares of Class A common stock to cover any over-allotments.  The Company will not receive any proceeds from any sale of shares by the selling shareholders.  Closing is expected to occur on or about January 28, 2004.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.  The Purchase Agreement dated January 22, 2004, is attached as Exhibit 1.1 to this Form 8-K.

The Class A common stock will be issued pursuant to a prospectus supplement and the accompanying base prospectus previously filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act in connection with a shelf takedown from the Company’s shelf Registration Statement on Form S-3 (Reg. No. 333-110357).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)           Exhibits.

1.1           Purchase Agreement dated January 22, 2004.

99.1         Press Release dated January 23, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

By:	/s/ Charles Boehlke
Name:	Charles Boehlke
Title:	Executive Vice President and
Chief Financial Officer

Date:       January 23, 2004